Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fortress Biotech, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-226089) and Form S-8 (Nos. 333-184616, 333-194588, 333-20664, 333-221458 and 333-233195) of Fortress Biotech, Inc. of our reports dated March 16, 2020 relating to the consolidated financial statements and the effectiveness of Fortress Biotech, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Boston, Massachusetts

March 16, 2020